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                                                                    Exhibit 10.4
                                                                           Final

                                LICENSE AGREEMENT

          This License Agreement ("Agreement") is made and entered into effective as of February 4, 2002 (the "Effective Date") between Broadwing, Inc., an Ohio corporation located at 201 E. Fourth Street, P.O. Box 2301, Cincinnati, OH 45201 ("Licensor"), and CBD Media, Inc. , a Delaware corporation located at CBD Media LLC, 312 Plum Street, Suite 900, Cincinnati, OH 45202 ("Licensee").

                                    RECITALS
                                    --------

          A. Licensor and Licensee are parties to that certain Asset Purchase Agreement, dated as of February 4, 2002, between Licensor, Cincinnati Bell Directory Inc., and Licensee ("APA") relating to the purchase and sale of the Business (as defined in the APA).

          B. Cincinnati Bell Directory Inc. a wholly owned and controlled subsidiary of Licensor, is the owner of the trademark and service mark "Cincinnati Bell Directory" (the "Exclusive Mark"); and Licensor is the owner or licensee of certain trademarks, trade names and service marks arising from or relating to the Bell Documents (as defined below) and related transactions (collectively, the "Non-Exclusive Marks"). The Exclusive Mark and the Non-Exclusive Marks shall be referred to collectively herein as the "Marks".

          C. Licensee desires to be granted a license to use the Marks, and Licensor is willing to grant Licensee a license to use the Marks, on the terms and conditions of this Agreement.

          D. All capitalized terms not defined herein shall have the meaning ascribed to them in the APA.

          NOW, THEREFORE, the parties agree as follows:

     1.   Grant of License

          1.1 Grant of Rights to Exclusive Mark. Licensor hereby grants to
              ---------------------------------
Licensee, during the Term (as defined below), the royalty free, exclusive (even as to Licensor and its parent, subsidiaries and affiliates) right to use the Exclusive Mark in the Territory (as set forth in Schedule A attached hereto and incorporated herein) solely in the conduct of the Business and in no other manner whatsoever. Licensor expressly reserves all rights not granted herein

          1.2 Grant of Rights to Non-Exclusive Marks. Licensor hereby grants to
              --------------------------------------
Licensee, during the Term, the royalty free, non-exclusive right to use the Non-Exclusive Marks in the Territory solely in the conduct of the Business and in no other manner whatsoever. Except as set forth herein, Licensee's rights in and to the Non-Exclusive Marks shall be equivalent to Licensor's rights in and to the Non-Exclusive Marks under (i) (i) an Agreement Concerning Trademarks, Trade Names and Service Marks among American Telephone and Telegraph Company and American Information Technologies Corporation, Bell Atlantic Corporation, Bell South Corporation, Cincinnati Bell, Inc., NYNEX Corporation, Pacific Telesis Group, Southern New England Telephone Company, Southwestern Bell Corporation and US West, Inc., effective as of December 31, 1983; as amended by Supplemental Agreement, dated December 31, 1983 and Amendment No. 1 to Supplemental Agreement dated January 1, 1986; (ii)Trademark, Trade Name, and Service Mark Graphics Standards Agreement among American Information Technologies Corporation, Bell Atlantic Corporation, Bell South Corporation, Cincinnati Bell, Inc.,

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NYNEX Corporation, Pacific Telesis Group, Southern New England Telephone
Company, Southwestern Bell Corporation and US West, Inc.,and Bell Communications Research, Inc., effective as of December 31, 1988 (collectively, the "Bell Documents").

          1.3 Certain License Restrictions. Except as provided in the Bell
              ----------------------------
Documents, Licensee has no rights in or to the Non-Exclusive Marks. Further, it is understood and agreed that Licensee is not being granted any right to use CINCINNATI BELL apart from DIRECTORY, except such use as would be allowed absent the express licenses granted in this Agreement .

          1.4 Quality Standards. Licensee shall be bound by all restrictions
              -----------------
relating to the Marks and contained in the Bell Documents to the same extent as Licensor, and shall further comply with Licensor's reasonable written guidelines delivered to Licensee for use of the Exclusive Mark and shall maintain the quality of goods and services in connection with which the Exclusive Mark is used to at least that standard of quality heretofore established by Licensor.

          1.5 No Challenges. Neither Licensee nor Licensor, nor any of their
              -------------
respective affiliates will do anything or suffer anything to be done which may adversely affect any rights of the other party in and to the Marks.

     2. Certain Obligations of Licensor and Licensee.
        --------------------------------------------

          2.1 Each party will aggressively respond to third party infringing activities regarding the Marks. If requested by Licensee in writing, Licensor shall promptly take all actions reasonably necessary to enforce the Marks, including without limitation, the instigation of suit or injunctive proceedings.

          2.2 As to the Exclusive Mark only, if requested by Licensee, Licensor shall, at Licensee's expense, file for additional registration categories with the appropriate governmental entities; provided however, that all such registrations shall be allowed under the Bell Documents.

          2.3 Licensor shall have the sole responsibility and cost to maintain the Marks during the term hereof, including without limitation, filing and maintaining applications and registrations with the appropriate governmental agencies; provided, however, that Licensee shall have used the Marks as permitted herein and shall have otherwise fully performed its obligations under this Agreement.

     3. Representations and Warranties.
        ------------------------------

          3.1 Each party hereby represents and warrants to the other party that:

          (a) It is a company, duly organized, validly existing and qualified to do business in all jurisdictions in which the nature of its business requires such qualification.

          (b) It has full right, power and authority to enter into this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and binding obligation of such party.

          (c) The execution or performance of this Agreement will not conflict with any provision of any other agreement, understanding, judgment, or order to which it is a party or by which it or any of its properties may be bound.

          (d) Except as specifically set forth herein, neither party has made and is not making any representation or warranty in this Agreement.

          3.2 Licensor further represents and warrants to Licensee that it (or a wholly owned and controlled subsidiary) is, and shall remain during the term of this Agreement, the sole owner of the Exclusive

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Mark , and that Licensor shall cause its subsidiary to take any actions and execute any documents necessary to effectuate the terms contained in this Agreement.

          3.3 Licensor further represents and warrants that it has not granted any license to the Non-Exclusive Marks to any person or entity in the Territory which competes with the Business.

     4. Term; Termination.
        -----------------

          4.1 This Agreement will be effective on the Closing Date (as defined in the Asset Purchase Agreement) and, unless terminated earlier as provided herein, will remain in effect for an initial term of ten (10) years. Thereafter, this Agreement will renew automatically on the same terms and conditions for an additional ten (10) year term unless Licensee gives written notice of termination to Licensor at least 60 days prior to end of the initial term. The initial term and renewal term shall be referred to as the "Term".

          4.2 Either party may terminate this Agreement if the other party is in material breach of this Agreement and such breach remains uncured for 60 days after written notice of such breach has been given to the breaching party.

          4.3 Notwithstanding anything else contained in this Agreement, but subject to the second sentence of this Section 4.3, the Grant of License set forth in Section 1 above, shall terminate upon Licensee offering products or services in the Territory which directly compete with Licensor's business under the "Cincinnati Bell" brand as a local exchange carrier of telecommunications, a long distance provider, or wireless provider. The parties agree and acknowledge that the Grant of License set forth in Section 1 above shall not terminate under this Section 4.3 unless and until Licensor provides Licensee with written notice of the alleged competitive action, in sufficient detail to allow Licensee to assess the claim, and an opportunity for a period not less than 60 days to either (i) terminate the competitive action, (ii) modify the competitive action so as to make such action not subject to this Section 4.3, or (iii) provide Licensor with reasonable evidence to dispute Licensor's characterization of such action as directly competitive with Licensor's business under the "Cincinnati Bell" brand as a local exchange carrier of telecommunications, a long distance provider, or wireless provider.

          4.4 Notwithstanding anything in this Agreement to the contrary, this Agreement shall automatically terminate, and the obligations of the parties shall immediately cease, upon the termination of the APA in accordance with
Section 7.01 thereof.

     5. Indemnification.
        ---------------

          5.1 Licensor shall defend, indemnify and hold Licensee, its parent, affiliates, and subsidiaries, and their respective directors, officers, stockholders, employees and agents, harmless against all claims, suits, proceedings, costs, damages, losses and expenses (including reasonable attorneys' fees) and judgments incurred, claimed or sustained by Licensee or such persons arising out of: (i) any claim by a third partiy that Licensee's use of the Marks in accordance with this Agreement constitutes trademark, service mark, trade dress, copyright or patent infringement, dilution, unfair competition, or misappropriation; and/or (ii) any third party claim as to the lack of validity or enforceability of (A) the registrations of the Marks or (B) Licensor's ownership or other rights in the Marks.

          5.2 Subject to Licensor's indemnification obligation in the previous sentence, Licensee shall defend, indemnify and hold Licensor, its parent, affiliates, and subsidiaries, and their respective directors, officers, stockholders, employees and agents, harmless against all claims, suits, proceedings, costs, damages, losses and expenses (including reasonable attorneys' fees) and judgments incurred, claimed or sustained by Licensor or such persons arising out of any third party claim, whether for personal injury or otherwise, arising out of Licensee's marketing, sale, or performance of services under the Marks or any use of the Marks in violation of this Agreement.

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     6. Assignment. Licensee shall have the right to assign this Agreement and
        ----------
the rights and obligations hereunder to a third party, provided, however, that such third party assignee: (i) agrees, for a term concurrent with this Agreement, to engage substantially and actively with Licensor in the conduct of the Business, as required by the Bell Documents; (ii) agrees to be fully bound by the terms of this Agreement in the same manner and to the same extent as Licensee at the time of such assignment, and (iii) does not directly compete with Licensor's business under the "Cincinnati Bell" brand as a local exchange carrier of telecommunications, a long distance provider, or wireless provider.

     7. Notices and Other Communications. All reports, approvals, requests,
        --------------------------------
demands, notices and other communications required or permitted by this Agreement will be in writing and signed by a duly authorized officer of or such other individual designated in writing by a party. All communications will be duly given if delivered personally, if mailed (by certified or registered mail, return receipt requested) or if delivered by nationally-recognized courier or mail service which requires the addressee to acknowledge, in writing, the receipt thereof, to the party concerned at its address set forth in this Agreement (or at any other address as a party may specify by notice in writing to the other).

     8. Miscellaneous
        -------------

          8.1  Entire Agreement. This Agreement contains the entire
               ----------------
understanding and agreement between the parties with respect to its subject matter, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

          8.2 Governing Law. This Agreement will be considered as having been
              -------------
entered in the State of Ohio, and will be construed, interpreted and enforced in accordance with the laws of that state applicable to agreements wholly made and to be performed there, excluding its conflict of laws principles.

          8.3 No Franchise Created. The Licensor and Licensee both acknowledge
              --------------------
and agree that this Agreement is an intellectual property rights license agreement and does not constitute, and shall not be construed as, a franchise agreement. Both parties further acknowledge and agree that state and federal franchise laws do not and will not apply to this Agreement or to the relationship between Licensee and Licensor and their respective rights and obligations hereunder. The parties agree that, due to their respective business backgrounds and prior licensing experience, they do not need the protection of state or federal franchise laws.

          8.4 Cost of Enforcement. Each party shall be liable to the other for
              -------------------
all costs and fees (including without limitation, attorneys and accountant fees) incurred by such party as a result of the other party's breach of any term or condition contained herein and/or as a result of any dispute relating to or arising from this Agreement in which such party prevails.

          8.5 No Waiver. No waiver by either party, whether express or implied,
              ---------
of any provision of this Agreement, or of any breach or default thereof, will constitute a continuing waiver of that provision or of any other provision.

          8.6 Severability. If any provision or any portion of any provision of
              ------------
this Agreement is held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part will continue in full force and effect.

          8.7 No Presumption Against a Party. This Agreement will be construed
              ------------------------------
without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

                                          LICENSOR:

                                          Broadwing, Inc.


                                          By:      /s/  Richard G. Ellenberger
                                                 -------------------------------
                                                 Richard G. Ellenberger

                                          Title: President and Chief Executive
                                                 Officer

                                          LICENSEE:

                                          CBD Media, Inc.

                                          By:        /s/  Brion B. Applegate
                                                 -------------------------------
                                                 Brion B. Applegate

                                          Title: President

As to the statements made in the Recitals:

Cincinnati Bell Directory Inc.

By:  /s/  Douglas A. Myers

   -------------------------
       Douglas A. Myers

Title: President

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                                   Schedule A

                                    Territory

The Territory shall consist of :

1. The following counties in Ohio, Kentucky and Indiana:

Butler, Clark, Clermont, Greene, Hamilton, Miami, Montgomery and Warren counties in the State of Ohio; Boone, Campbell, Grant, Gallatin, Kenton and Pendleton counties in the Commonwealth of Kentucky; and Dearborn and Ohio counties in the State of Indiana.

2. All websites or other Internet or wireless dissemination device utilized by or on behalf of Licensee.

Notwithstanding the foregoing definition of Territory, Licensee shall be entitled to employ all advertising for the products or services of the Business using methodologies reasonably calculated to reach users in the Territory (including without limitation, television, radio, newspapers, magazines, and third party website linking or advertisement) even if the reach of the methodology in question exceeds the bounds of the Territory.

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